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Exhibit 10.31

STOCKHOLDER AGREEMENT

        This Stockholder Agreement (the "Agreement") is entered into as of April 19, 2002 (the "Effective Date") by and among GRIC Communications, Inc., a Delaware corporation (the "Company"), Asia Pacific Growth Fund III, L.P., a Cayman entity ("Asia Pacific"), Vertex Technology Fund Ltd., Vertex Technology Fund (II) Ltd. and Vertex Technology Fund (III) Ltd. (the later three being entities formed under the laws of Singapore and collectively referred to as "Vertex"), STT Ventures Ltd, an entity organized under the laws of Mauritius, Green Dot Capital (BVI) Inc, an entity organized under the laws of the British Virgin Islands, and Singapore Computer Systems Limited, an entity organized under the laws of Singapore (STT Ventures Ltd, Green Dot Capital (BVI) Inc and Singapore Computer Systems Limited, collectively "Vertex Assignees"). Hereinafter, the parties to the Agreement, other than the Company, will be collectively referred to as the "Investors".

W I T N E S S E T H:

        WHEREAS, the Company and the Investors have entered into that certain Amended and Restated Series A Preferred Stock and Warrant Purchase Agreement (the "Series A Agreement") dated as of April 19, 2002 pursuant to which the Company has agreed to sell to the Investors, and the Investors have agreed to purchase from the Company, shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock") and warrants to purchase shares of Series A Preferred Stock (the "Warrants"); and

        WHEREAS, the Company and the Investors deem it to be in their best interests to provide for certain matters with respect to the governance of the Company and desire to enter into this Agreement in order to effectuate that purpose.

        NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto hereby agree as follows:

        1)    Definitions.    As used in this Agreement, the following terms shall have the meanings set forth below:

          a)    "Board" shall mean the board of directors of the Company.

          b)    "Change of Control" shall mean (a) any reorganization, consolidation, merger or similar transaction or series of related transactions (each, a "combination transaction")) in which the Company is a constituent corporation or is a party if, as a result of such combination transaction, the voting securities of the Company that are outstanding immediately prior to the consummation of such combination transaction (other than any such securities that are held by an "Acquiring Stockholder", as defined below) do not represent, or are not converted into, securities of the surviving corporation of such combination transaction (or such surviving corporation's parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such combination transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder; or (b) a sale of all or substantially all of the assets of the Company, that is followed by the distribution of the proceeds to the Company's stockholders. For purposes of this subsection 1(b), an "Acquiring Stockholder" means a stockholder or stockholders of the Company that (i) merges or combines with the Company in such combination transaction or (ii) owns or controls a majority of another corporation that merges or combines with the Company in such combination transaction.

          c)    "Common Stock" shall mean the common stock, par value $0.001 per share, of the Company and any securities of the Company into which such Common Stock may be reclassified, exchanged or converted.

          d)    "Common Stockholders" shall mean the holders of the Company's Common Stock.

          e)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          f)    "Group" means two or more individuals and/or entities that are a "person" (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Common Stock and/or Preferred Stock (as defined herein).

          g)    "Investors' Rights Agreement" shall mean that certain Investors' Rights Agreement dated of even date herewith by and among the Company and the Investors.

          h)    "Preferred Stock" shall mean any series of preferred stock, par value $0.001 per share, of the Company and any securities of the Company into which such Preferred Stock may be reclassified, exchanged or converted.

          i)    "SEC" shall mean the United States Securities and Exchange Commission.

          j)    "Standstill Period" shall mean the period from the Effective Date until the earliest to occur of the following: (i) the fifth anniversary of the Effective Date, (ii) the date the Company enters into an agreement which, if consummated, would result in a Change of Control of the Company, (iii) a third party tender offer for the Company, (iv) a Change of Control of the Company, or (v) a reduction of the collective beneficial ownership of the Common Stock and/or Preferred Stock of the Company by the Investors and their respective affiliates to below twenty percent (20%) of the Total Voting Power (as defined below) of the Company.

          k)    "Total Voting Power" shall mean the total number of votes which may be cast in the election of members of the Board if all securities entitled to vote thereon are present and voted.

          l)    "Voting Agreement" shall mean that certain Amended and Restated Voting Agreement dated of even date herewith by and among the Company, the Investors and certain other Company stockholders.

        2)    Voting.    During the Standstill Period, each Investor (and their respective transferees who are their affiliates ("Affiliated Transferees")) shall cause all shares of Preferred Stock and Common Stock held by such Investor or its Affiliated Transferees to be voted in favor of any of the following proposals submitted to a vote of the Company's stockholders: (i) any transaction contemplating a Change of Control to be effected pursuant to an agreement approved by the Board (including any amendment to the Company's Certificate of Incorporation required to effect any such transaction, so long as same does not change the liquidation preference of the Series A Preferred Stock), provided that the monetary value to be received pursuant to such Change of Control transaction by any Investors or Affiliated Transferees is at least $3.32 per share of Preferred Stock held immediately prior to the Change of Control, on an as converted to Common Stock basis (such figure to be adjusted for stock splits, stock dividends, recapitalizations and the like) and provided further that the Investors and Affiliated Transferees shall not be required to provide any representation or warranties in respect of the transaction, (ii) the sale and issuance of Common Stock in a public offering (including any amendment to the Company's Certificate of Incorporation required to effect any such transaction, so long as same does not change the liquidation preference of the Series A Preferred Stock), or (iii) an acquisition by the Company of another corporation or entity utilizing Common Stock as the form of consideration; provided, however, that this Section 2 shall only apply when the shares voted by the stockholders of the Company (excluding the shares held by the Investors) in favor of the proposal to implement one of the transactions described above constitute a majority of the outstanding shares of Common Stock and Preferred Stock of the Company voting together as a single class.

        3)    No Dissent.    During the Standstill Period (a) the Investors shall not exercise any statutory dissenter's or appraisal rights with respect to a Change of Control to be effected pursuant to an agreement approved by the Board, and (b) Affiliated Transferees of Investors shall not exercise any statutory dissenter's or appraisal rights with respect to any Change of Control to be effected pursuant to an agreement approved by the Board; provided that, with respect to the Affilated Transferees of Vertex, at least 1 of the directors who represents Vertex on the Board has voted in favor of such transaction and with respect to the Affilated Transferees of Asia Pacific, at least 1 of the directors who represents Asia Pacific on the Board has voted in favor of such transaction.

        4)    Standstill.    During the Standstill Period, the Investors and their Affiliated Transferees shall not directly or indirectly, nor shall the Investors or their Affiliated Transferees authorize or direct any of their respective representatives (excluding directors who represent any Investor on the Board acting in their capacity as members of the Board) to, in each case unless specifically authorized to do so or consented to in writing in advance by the Board:

          a)    acquire or agree, offer, seek or propose to acquire, or cause to be acquired, beneficial ownership of any voting stock of the Company or any options, warrants or other rights (including, without limitation, any convertible or exchangeable securities) to acquire any voting stock of the Company, except pursuant to the Investors' Rights Agreement, the Voting Agreement or upon the exercise of any options, warrants or other rights (including, without limitation, any convertible or exchangeable securities) held by the Investors;

          b)    make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) with respect to the voting of any securities of the Company; provided, however, that the limitation contained in this clause (b) shall not restrict the Investors from communicating their views on any transaction proposed by the Company to the stockholders of the Company;

          c)    deposit any securities of the Company held by such Investor in a voting trust or subject any such securities to any arrangement or agreement with any person;

          d)    form, join, or in any way become a member of a Group (involving parties or entities other than Asia Pacific and/or Vertex, with the understanding that Vertex and any of its affiliates may not form a Group that includes Asia Pacific or any of Asia Pacific's affiliates and that Asia Pacific and any of its affiliates may not form a Group that includes Vertex or any of Vertex's affiliates) with respect to any voting securities of the Company;

          e)    seek to propose or propose, whether alone or in concert with others, any tender offer, exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company;

          f)    nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company, except for nominations of the representatives of the Preferred Stock on the Board contemplated by the Voting Agreement and/or the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Amendment") to become effective on or about the Effective Date;

          g)    seek, either alone or in concert with others, to elect a majority of the directors of the Board in order to control the policies of the Company;

          h)    sell securities of the Company to any person (other than an Affiliated Transferee) that is known (without any duty of investigation) by the selling party to be seeking control of the

  Company; provided that this clause shall not apply if Hong Chen or Lynn Ya-Lin Liu has sold, or has entered into any agreement to sell his or her shares of Common Stock to such party seeking control of the Company;

          i)    sell securities of the Company constituting more than twenty percent (20%) of the Total Voting Power at a price that is more than ten percent (10%) above the then current trading price of the Common Stock as most recently reported in the Wall Street Journal ("Current Price"); provided that this clause shall not apply if Hong Chen or Lynn Ya-Lin Liu has sold, or has entered into any agreement to sell, a majority of his or her shares of Common Stock at a price that is more than ten percent (10%) above the Current Price; or

          j)    publicly announce or disclose any intention, plan or arrangement inconsistent with the foregoing restrictions.

        5)    Fiduciary Duties.    Notwithstanding anything set forth under this Agreement with respect to an Investor that has representation on the Board, nothing herein shall limit or change the fiduciary duties or rights of any director of the Board acting in such capacity, or require such director to act in a manner inconsistent with the fiduciary duties of a director of the Board.

        6)    General Provisions.

          a)    Notices.    Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:

            i)    if to the Company, at:

        GRIC Communications, Inc.
        1421 McCarthy Boulevard
        Milpitas, California 95035
        Attention: David Teichmann, Esq.
        Telephone: (408) 965-1309
        Facsimile: (408) 435-8687

      with a copy to:

        Fenwick & West LLP
        Two Palo Alto Square
        Palo Alto, CA 94306
        Attention: David Healy, Esq.
        Telephone: (650) 494-0600
        Facsimile: (650) 494-1417

            ii)    if to Asia Pacific, at:

        Asia Pacific Growth Fund III, L.P.
        156 University Avenue
        Palo Alto, CA 94301
        Attention: Mark Hsu
        Telephone: (650) 838-8088
        Facsimile: (650) 838-0801

      with a copy to:

        O'Melveny & Myers LLP
        Embarcadero Center West

        275 Battery Street
        San Francisco, CA 94111-3305
        Attention: Peter Healy, Esq.
        Telephone: (415) 984-8700
        Facsimile: (415) 984-8701

            iii)  if to Vertex, at:

        Vertex Technology Fund Ltd.
        Vertex Technology Fund (II) Ltd.
        Vertex Technology Fund (III) Ltd.
        77 Science Park Drive
        #02-15 Cintech III
        Singapore Science Park
        Singapore 118256
        Attention: Kheng Nam Lee, President
        Telephone: 011-65-777-0122
        Facsimile: 011-65-777-1878 or 011-65-773-2628

        and

        Vertex Management, Inc.
        Three Lagoon Drive, Suite 220
        Redwood City, CA 94065
        Attention: Hock Chuan Tam, Senior Vice President
        Telephone: (650) 591-9300
        Facsimile: (650) 591-5926

      with a copy to:

        Carr & Ferrell LLP
        2225 E. Bayshore Road, Suite 200
        Palo Alto, CA 94303
        Attention: Barry Carr, Esq.
        Telephone: (650) 812-3400
        Facsimile: (650) 812-3444

            iv)  if to the other Investors, at:

        STT Ventures Ltd
            Registered Office:
        10 Frere Felix de Valois Street
        Port Louis, Mauritius
        Correspondence Address:
            51 Cuppage Road, # 10-11/17 Starhub Centre
        Singapore 229469
        Attention: Tee Beng Huat, Vice President, Business Development
        Telephone: 65-6-723-8777
        Facsimile: 65-6-720-7288

        Green Dot Capital (BVI) Inc
            Registered Office:
        P.O. Box 957
        Offshore Incorporations Centre
        Road Town, Tortola

        British Virgin Islands
            Correspondence Address:
        c/o 8 Shenton Way, # 09-02
        Temasek Tower
        Singapore 068811
        Attention: Ms. Ong Lay Peng
        Telephone: 65-6-824-6818
        Facsimile: 65-6-820-8090

        and

        Singapore Computer Systems Limited
        7 Bedok South Road
        Singapore 469272
        Attention: Ms. Wendy Ng
        Telephone: 65-6-827-3887
        Facsimile: 65-6-827-3104

      with a copy to:

        Carr & Ferrell LLP
        2225 E. Bayshore Road, Suite 200
        Palo Alto, CA 94303
        Attention: Barry Carr, Esq.
        Telephone: (650) 812-3400
        Facsimile: (650) 812-3444

    Any party hereto (and such party's permitted successors, assigns or transferees) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          b)    Entire Agreement.    This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

          c)    Amendment; Waiver.    Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, Asia Pacific, Vertex and the Investors (and/or any of their permitted successors or assigns) holding shares of Series A Preferred Stock and/or shares of Common Stock issued upon conversion thereof representing and/or convertible into a majority of all the Investors' Shares (as defined below). As used herein, the term "Investors' Shares" shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Series A Preferred Stock issued under the Series A Agreement and, in the event any of the Warrants has been exercised, all shares of Common Stock issuable upon conversion of Series A Preferred Stock issued upon exercise of such Warrants. Any amendment or waiver effected in accordance with this subsection 6(c) shall be binding upon each Investor, each permitted successor or assignee of such Investor and the Company.

          d)    Governing Law.    This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of California as applied to contracts made and to be performed entirely within the State of California, excluding that body of law relating to conflict of laws and choice of law.

          e)    Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          f)    Third Parties.    Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto (and their successors and assigns), any rights or remedies under or by reason of this Agreement.

          g)    Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          h)    Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

  [Remainder of this page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date and year first above written.

GRIC COMMUNICATIONS, INC.		ASIA PACIFIC GROWTH FUND III, L.P.
By:	/s/ Hong Chen	By:	/s/ Ta-Lin Hsu
Name:	Hong Chen	Name:	Ta-Lin Hsu
Title:		Title:

VERTEX TECHNOLOGY FUND LTD.		VERTEX TECHNOLOGY FUND (II) LTD.
By:	/s/ Lee Kheng Nam	By:	/s/ Lee Kheng Nam
Name:	Lee Kheng Nam	Name:	Lee Kheng Nam
Title:	Attorney-in-Fact	Title:	Attorney-in-Fact
VERTEX TECHNOLOGY FUND III LTD.		STT VENTURES LTD
By:	/s/ Lee Kheng Nam	By:	/s/ Tee Beng Huat
Name:	Lee Kheng Nam	Name:	Tee Beng Huat
Title:	Attorney-in-Fact	Title:

GREEN DOT CAPITAL (BVI) INC		SINGAPORE COMPUTER SYSTEMS LIMITED
By:	/s/ Sim Mong Tee	By:	/s/ Stephen Yeo
Name:	Sim Mong Tee	Name:	Stephen Yeo
Title:		Title:

[SIGNATURE PAGE TO GRIC COMMUNICATIONS, INC. STOCKHOLDER
AGREEMENT]

EXHIBIT A

Schedule of Investors

  Asia Pacific Growth Fund III, L.P.
  156 University Avenue
  Palo Alto, CA 94301
  Attention: Mark Hsu
  Telephone: (650) 838-8088
  Facsimile: (650) 838-0801

  Vertex Technology Fund Ltd.
  Vertex Technology Fund (II) Ltd.
  Vertex Technology Fund (III) Ltd.
  77 Science Park Drive
  #02-15 Cintech III
  Singapore Science Park
  Singapore 118256
  Attention: Kheng Nam Lee, President
  Telephone: 011-65-777-0122
  Facsimile: 011-65-777-1878 or 011-65-773-2628
  Email:   leekn@vertex.st.com.sg

  STT Ventures Ltd
      Registered Office:
  10 Frere Felix de Valois Street
  Port Louis, Mauritius
      Correspondence Address:
  51 Cuppage Road, # 10-11/17
  Starhub Centre
  Singapore 229469
  Attention: Tee Beng Huat
  Telephone: 65-6-723-8777
  Facsimile: 65-6-720-7288

  Green Dot Capital (BVI) Inc
      Registered Office:
  P.O. Box 957
  Offshore Incorporations Centre
  Road Town, Tortola
  British Virgin Islands
      Correspondence Address:
  c/o 8 Shenton Way
  # 09-02 Temasek Tower
  Singapore 068811
  Attention: Ms. Ong Lay Peng
  Telephone: 65-6-824-6818
  Facsimile: 65-6-820-8090

  Singapore Computer Systems Limited
  7 Bedok South Road
  Singapore 469272
  Attention: Ms. Wendy Ng
  Telephone: 65-6-827-3887
  Facsimile: 65-6-827-3104

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STOCKHOLDER AGREEMENT
W I T N E S S E T H
EXHIBIT A Schedule of Investors